Exhibit (m)(2)

                          AMENDMENT TO DISTRIBUTION PLAN
                             Dated:  January 23, 2008

	The Hawaii Intermediate Fund has terminated any and all affiliations with this Distribution Plan.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


						FIRST PACIFIC MUTUAL FUND, INC.


						By:  __/s/  Terrence K.H Lee_____________
							Terrence K.H. Lee, President


						Attest:  _/s/ Jean Chun Lee_______________
							Jean Chun Lee, Secretary






						LEE FINANCIAL SECURITIES, INC.



						By:  __/s/  Terrence K.H Lee_____________
							Terrence K.H. Lee, President


						Attest:  _/s/ Jean Chun Lee_______________
							Jean Chun Lee, Secretary